EXHIBIT 24.2

                                ALLTEL CORPORATION

                         Resolutions of the Board of Directors
                                  April 21, 1994

           Re: SEC Registration of Shares Issuable Upon Exercise of Options Granted Under the 1994 Stock Option
                   Plan for Nonemployee Directors


         WHEREAS, on January 27, 1994, the Board of Directors of the Corporation approved the principal terms of an intended stock option plan for nonemployee directors of the Corporation and authorized and directed the Executive
Committee of the Board of Directors to finalize the terms and conditions of that plan and approve the final form thereof on behalf of the Board of
Directors:

         WHEREAS, on February 21, 1994, the Executive Committee of the Board of Directors finalized the terms and conditions of and adopted the 1994 Stock Option Plan for Nonemployee Directors, effective as of January 27, 1994
(the "Plan"), subject to the approval thereof by the stockholders of the Corporation at the 1994 Annual Meeting of Stockholders; and

         WHEREAS, the Board of Directors deems it necessary and appropriate to authorize compliance by the Corporation with applicable requirements of the Securities Act of 1933, as amended (the "Act), the Securities and Exchange Commission (the "SEC"), and applicable state securities authorities in connection with the shares of the Corporation's common stock issuable upon exercise of options granted under the Plan.

         NOW, THEREFORE, BE IT RESOLVED, that, subject to the approval of the Plan by the stockholders of the Corporation at the Corporation's 1994 Annual eeting, the Corporation prepare and file with the SEC, a Registration
Statement on Form S-8, together with all necessary exhibits thereto, in accordance with the requirements of the Act, and the rules and regulations of the SEC thereunder, for the registration of the shares of the Corporation's common stock issuable upon exercise of options granted under the Plan (the "Shares"), and that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to prepare, execute, and file with the SEC the foregoing registration statement and any and all amendments and supplements thereto that those officers shall deem necessary or appropriate, and generally to execute and deliver any and all documents and to do any and all acts and things necessary or appropriate, to permit that registration statement to become effective and thereafter for the continuation of the effectiveness thereof.

         RESOLVED FURTHER, that each officer and director of the Corporation who may be required to execute the foregoing Registration Statement or any amendments thereto, be,
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and each of them hereby is, authorized and directed to execute a power-
of-attorney authorizing Joe T. Ford, Max E. Bobbitt, and Francis X. Frantz, or any of them, as the Corporation's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute, in the name, place, and stead of the Corporation, the registration statement, any amendments thereto, and all instruments necessary or appropriate in connection therewith, and to file any such power-of-attorney with the SEC; and that the acts of such attorneys, or any such substitutes, be, and they hereby are, authorized and approved.

         RESOLVED FURTHER, that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to take any and all action necessary or appropriate to effect the registration or qualification (or exemption therefrom) of the Shares under any applicable Blue Sky or securities laws of any State of the United States or any district or territory of the United States and, in connection therewith, to execute, acknowledge, verify, deliver, file, or cause to be published any applications, reports, consents to service of process, and other documents that may be required under such laws, and to take any and all further actions necessary or appropriate in order to maintain any such registration, qualification, or exemption for as long as may be necessary or required by law.

         RESOLVED FURTHER, that if in any such State, district, or territory, a prescribed form of resolution is required for an application or other instrument filed for the purpose of registering, qualifying, or obtaining an exemption for the Shares, and if the appropriate officers of the Corporation determine to make application for the registration, qualification, or exemption in such State, district, or territory, of the Shares, each such resolution shall be deemed to have been, and hereby is, adopted, and the Secretary or an Assistant Secretary of the Corporation is hereby authorized to certify the adoption of any such resolution to be inserted in the minute book of the Corporation on pages next following these resolutions and initialed by the Secretary or an Assistance Secretary of the Corporation.

         RESOLVED FURTHER, that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to make applications to the New York Stock Exchange and the Pacific Stock Exchange for the listing thereon (upon official notice of issuance) of the Shares and that the officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to prepare, execute, and file those listing applications with the New York Stock Exchange and with the Pacific Stock Exchange, to make such changes in those listing applications or in any documents or agreements relating thereto as may be necessary to conform to the requirements of those stock exchanges to effect such listing, and to take all such further action and execute and deliver all such further documents in connection with the processing of those listing applications as such officers shall deem necessary or appropriate.

         RESOLVED FURTHER, that the officers of the Corporation, be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to take all such further actions and to execute, deliver, and file all such further documents, as they deem necessary or appropriate fully to carry out the intent and purposes of these resolutions.

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